SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2008

THORNBURG MORTGAGE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-11914	85-0404134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Washington Avenue, Suite 302 Santa Fe, New Mexico	87501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (505) 989-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On March 7, 2008, Thornburg Mortgage, Inc. (the “Company”) issued a Press Release announcing that it would restate its previously reported consolidated financial statements for the year ended December 31, 2007. A copy of the Press Release has been furnished as an exhibit to this Current Report and is incorporated by reference herein.

As discussed in Item 4.02 of this Current Report, the Press Release discloses the preliminary effects of a restatement of the Company’s consolidated financial statements as of and for the year ended December 31, 2007. The following tables provide a summary of the preliminary restatement disclosed in Item 4.02 of this Current Report:

Summary of Adjustments (a)

Consolidated balance sheet impacts

The following table sets forth the effects of the preliminary restatement adjustments on the condensed consolidated balance sheet as of December 31, 2007 (in thousands).

	Previously Reported	Increase/ (Decrease)	As Restated
TOTAL ASSETS	$36,521,162	$—	$36,521,162

LIABILITIES
Accrued Expenses and other liabilities	$65,011	$(5,675)	$59,336
Debt obligations	34,191,940	—	34,191,940
Hedging Instruments and other payables	261,526	—	261,526

TOTAL LIABILITIES	34,518,477	(5,675)	34,512,802

SHAREHOLDERS’ EQUITY
Preferred Stock	832,485	—	832,485
Common Stock	1,399	—	1,399
Additional paid-in-capital	2,896,203	—	2,896,203
Accumulated other comprehensive loss	(600,211)	427,779	(172,432)
Accumulated deficit	(1,127,191)	(422,104)	(1,549,295)

TOTAL SHAREHOLDERS’ EQUITY	2,002,685	5,675	2,008,360

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$36,521,162	$—	$36,521,162

Consolidated income statement impacts

The following table sets forth the effects of the preliminary restatement adjustments on the condensed consolidated income statement and loss per share for the year ended December 31, 2007 (in thousands, except per share data).

	Previously Reported	Change - (Loss) Income	As Restated
Net interest income	$316,261	$—	$316,261

Loss on ARM Assets, net	(1,100,068)	(427,779)	(1,527,847)
Loss on Derivatives, net	(16,868)	—	(16,868)
Other non-interest income	16,789	—	16,789

Net non-interest loss	(1,100,147)	(427,779)	(1,527,926)

Provision for loan losses	(6,728)	—	(6,728)
Management fee	(26,111)	300	(25,811)
Performance fee	(23,117)	5,375	(17,742)
Long-term incentive awards	13,327	—	13,327
Other operating expenses	(31,433)	—	(31,433)

Loss before provision for income taxes	(857,948)	(422,104)	(1,280,052)
Provision for income taxes	(17,000)	—	(17,000)

NET LOSS	$(874,948)	$(422,104)	$(1,297,052)

Net loss	$(874,948)	$(422,104)	$(1,297,052)
Dividend on Preferred Stock	(40,452)	—	(40,452)

Net loss available to common shareholders	$(915,400)	$(422,104)	$(1,337,504)

Basic and Diluted loss per common share	$(7.48)	$(3.45)	$(10.94)

(a)	The Consolidated Statements of Shareholders’ Equity and Cash Flows will also be restated to reflect the above adjustments.

The adjustment as outlined above is preliminary and subject to revision.

The information contained in Item 2.02 of this Current Report and Exhibit 99.1 attached hereto is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any registration statement or other document filed or furnished pursuant to the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such document.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

The Company received a notice of event of default from Natixis Securities North America Inc., as agent for Natixis Financial Products Inc. (“Natixis”), dated March 3, 2008, after failing to meet a margin call of $6 million. The notice states that an event of default as defined under that certain Master Repurchase Agreement, dated as of December 15, 2000, by and between the Company and Natixis (the “Natixis Agreement”) has occurred. The notice states that Natixis was accelerating the repurchase date under the Natixis Agreement. The aggregate amount of the proceeds lent to the Company under the Natixis Agreement was approximately $163 million.

The Company received a notice of event of default from ING Financial Markets LLC (“ING”), dated March 3, 2008, after failing to repurchase approximately $70 million in AAA-rated securities. The notice states that an event of default as defined under that certain BMA Master Repurchase Agreement, dated as of January 12, 2007, by and between the Company and ING (the “ING Agreement”) has occurred. The notice states that ING reserves all right and remedies provided in the ING Agreement. The aggregate amount of the proceeds lent to the Company under the ING Agreement was approximately $707 million.

The Company received a notice of event of default from Goldman, Sachs & Co. (“Goldman Sachs”), dated March 4, 2008, after failing to meet a margin call of approximately $54 million. The notice states that an event of default as defined under that certain Master Repurchase Agreement, dated as of August 12, 2002, by and between the Company and Goldman Sachs has occurred. The notice states Goldman Sachs was accelerating the repurchase date under the Goldman Sachs Agreement. The aggregate amount of the proceeds lent under the Goldman Sachs Agreement was approximately $550 million.

Item 2.06	Material Impairments

Adverse developments in the mortgage finance and credit markets since August 2007 have resulted in a significant deterioration of prices of mortgage-backed collateral. The declining fair value of the Company’s purchased adjustable rate mortgage (“ARM”) assets collateralizing its reverse repurchase agreements has resulted in increased margin calls. Through the close of business on March 6, 2008, the Company had received $1.777 billion in margin calls since December 31, 2007 and had satisfied $1.167 billion of those margin calls primarily by using its available liquidity, principal and interest payments, and proceeds from the sale of assets. As of the close of business on March 6, 2008, the Company had outstanding margin calls of $610.0 million which significantly exceeded its available liquidity at that date. These events have raised substantial doubt about the Company’s ability to continue as a going concern without significant restructuring and the addition of new capital. See Item 4.02 of this Current Report. In addition, the Company may not have the ability to hold its purchased ARM assets to recovery and, accordingly, on March 5, 2008, the Company concluded that a material charge for impairment to its purchased ARM assets is required in accordance with generally accepted accounting principles. The Company concluded that it must recognize an impairment charge totaling $427.8 million in gross unrealized losses on purchased ARM assets as of December 31, 2007. Based upon a review of credit ratings, delinquency data and other information, the Company does not believe these unrealized losses, for the most part, are reflective of credit deterioration. The impairment charge resulted in a decrease in management and incentive fees payable to the Company’s manager of $5.7 million.

In the event the Company continues to believe there is substantial doubt about its ability to continue as a going concern at any future reporting date, or the Company has determined that it is unable to hold its purchased ARM assets to recovery, the Company expects to record additional impairment charges to recognize additional unrealized losses on its purchased ARM assets in the related reporting period and it is possible the impairment charges will be material.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On March 4, 2008, the Company was advised by its independent accountant, KPMG LLP (“KPMG”), that no further reliance should be placed on the auditors’ report dated February 27, 2008 on the Company’s consolidated financial statements as of December 31, 2007 and 2006 and for each of the years in the two year period ended December 31, 2007, its financial statement schedule – mortgage loans on real estate and its effectiveness of internal control over financial reporting as of December 31, 2007 that is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission on February 28, 2008.

The Company was advised that KPMG had concluded that the aforementioned financial statements as of and for the year ended December 31, 2007 contain material misstatements associated with available for sale securities and that the auditors’ report should have contained an explanatory paragraph indicating that substantial doubt exists relative to the Company’s ability to continue as a going concern for a reasonable period of time.

As a result of the events described above, on March 5, 2008, the Board of Directors of the Company, after consultation with management and based upon the recommendation of management and a review of the pertinent facts, determined that the Company’s financial statements as of December 31, 2007 contained in the Annual Report on Form 10-K for the year ended December 31, 2007 should no longer be relied upon. The Board of Directors concluded that the Company will restate its previously reported consolidated financial statements for the year ended December 31, 2007. See Item 2.06 of this Current Report for additional information. The Company intends to file an amended Annual Report on Form 10-K/A that will include the restated financial information.

The restated consolidated financial statements of the Company will be prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. However, there is substantial doubt about the Company’s ability to continue as a going concern without significant restructuring and the addition of new capital. The realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, the

Company’s available liquidity to meet margin calls resulting from changes in the fair value of its purchased ARM assets collateralizing reverse repurchase agreements and the continued availability of financing for its ARM assets. The Company had readily available liquidity of approximately $580.0 million at December 31, 2007. Through the close of business on March 6, 2008, the Company had received $1.777 billion in margin calls since December 31, 2007 and had satisfied $1.167 billion of those margin calls primarily by using its available liquidity, principal and interest payments, and proceeds from the sale of assets. As of the close of business on March 6, 2008, the Company had outstanding margin calls of $610.0 million which significantly exceeded its available liquidity at that date. Also through the close of business on March 6, 2008, the Company had received notices of event of default under reverse repurchase agreements from four different lenders. The Company’s receipt of the notices of events of default has triggered cross-defaults under all of the Company’s other reverse repurchase agreements and its secured loan agreements, and the related lenders could declare an event of default at any time. The Company has been in continuing discussions with all of its lenders, and, to the best of its knowledge, the lenders that issued notices of event of default have not yet exercised their rights to liquidate pledged collateral.

The Company is working to meet all of its outstanding margin calls within a timeframe acceptable to its lenders, through a combination of selling portfolio securities, issuing collateralized mortgage debt and raising additional debt or equity capital. Since December 31, 2007 and through the close of business on March 6, 2008, the Company reduced its portfolio of ARM assets financed with recourse financing by approximately $4.6 billion, of which $1.9 billion has been permanently financed, in order to reduce its exposure to margin calls. The Company has also raised $488.0 million in equity capital since December 31, 2007 and seeks to raise additional capital in order to provide a more stable base of liquidity during an expected period of difficult market conditions for at least several months.

The Company is evaluating the effect of the matters discussed herein on management’s assessment of internal control over financial reporting as of December 31, 2007. The Audit Committee and authorized officers of the Company have discussed the matters disclosed herein with KPMG.

The Company has provided KPMG with a copy of the disclosure it is making in response to Item 4.02 of this Current Report and has requested KPMG to provide it with a letter addressed to the Securities and Exchange Commission stating whether KPMG agrees with the statements made by the Company in Item 4.02 of this Current Report and, if not, stating the respects in which it does not agree. The letter from KPMG to the Securities and Exchange Commission is filed as Exhibit 7.2 to this Current Report.

This Current Report includes forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on current expectations, estimates and projections, and are not guarantees of future performance, events or results. The words “believe,” “anticipate,” “intend,” “aim,” “expect,” “will,” “strive,” “target,” “project,” “have confidence” and similar words identify forward-looking statements. Actual results and developments could differ materially from those expressed in or contemplated by the forward-looking statements due to a number of factors, including changes in general economic conditions, changes in market prices for mortgage securities, changes in interest rates, changes in the availability of adjustable rate mortgage securities and loans for acquisition, the Company’s ability to raise additional capital, the Company’s ability to retain or sell additional assets, the impact of additional margin calls, the receipt of additional notices of default under reverse repurchase agreements, and other risk factors discussed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. The Company does not undertake to update, revise or correct any of the forward-looking information.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

In accordance with the provisions of Item 6.01 of Regulation S-K, Exhibits 7.1 and 7.2 are filed as exhibits to this Current Report and Exhibit 99.1 is furnished as an exhibit to this Current Report.

Exhibit Number	Name of Exhibit
7.1	Letter from KPMG LLP to Thornburg Mortgage, Inc., dated March 4, 2008, regarding non-reliance upon previously issued audit report

7.2	Letter from KPMG LLP to the Securities and Exchange Commission, dated March 7, 2008, regarding Thornburg Mortgage, Inc.’s statements in Item 4.02 of this Current Report

99.1	Press Release of Thornburg Mortgage, Inc., dated March 7, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNBURG MORTGAGE, INC.

Date: March 7, 2008	By:	/s/ Larry Goldstone
Larry Goldstone,
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	NAME OF EXHIBIT
7.1	Letter from KPMG LLP to Thornburg Mortgage, Inc., dated March 4, 2008, regarding non-reliance upon previously issued audit report

7.2	Letter from KPMG LLP to the Securities and Exchange Commission, dated March 7, 2008, regarding Thornburg Mortgage, Inc.’s statements in Item 4.02 of this Current Report

99.1	Press Release of Thornburg Mortgage, Inc. dated March 7, 2008